                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of May 21, 2001 (the "CLOSING DATE"), is entered into by and among Visual Data Corporation, a Florida corporation, with headquarters located at 1291 S.W. 29th Avenue, Pompano Beach, Florida 33069 (the "COMPANY"), and the investors listed on SCHEDULE 1 attached hereto (the "BUYER").

                                    WHEREAS:

         A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation S ("REGULATION S") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, an aggregate of 730,638 shares of the Company's Common Stock, par value $.0001 per share (the "COMMON SHARES") and a warrant (the "WARRANT"), substantially in the form of EXHIBIT D hereto, to purchase 146,128 shares of the Company's Common Stock, par value $.0001 per share (the "WARRANT SHARES") in the respective amounts set forth opposite the Buyer's name on SCHEDULE 1; and

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

                  a. PURCHASE OF COMMON SHARES AND WARRANTS. In connection with the offering (the "OFFERING") by the Company of its common stock and warrants to the Buyer, and subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer and the Buyer severally agrees to purchase from the Company the respective number of shares of Common Shares set forth opposite the Buyer's name on
SCHEDULE 1 (the "CLOSING"). The
purchase price (the "PURCHASE PRICE") of the Common Shares and the Warrant at the Closing shall be $1,500,000.00.

                  b. FORM OF PAYMENT. On the Closing Date, (i) the Buyer shall pay the Purchase Price to a trust account with Atlas Pearlman, P.A., located at 350 E. Las Olas Blvd., Suite 1700, Ft. Lauderdale, Florida 33301, as escrow agent (the "ESCROW AGENT"), for the Common Shares to be issued and sold to the Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to the Escrow Agent, on behalf of the Buyer, the Warrant and the stock certificates (in the denominations as the Buyer shall request) (the "COMMON SHARE CERTIFICATES") representing such number of the Common Shares which the Buyer is then purchasing (as indicated opposite the Buyer's name on SCHEDULE
1) hereunder, duly executed on behalf of the Company and registered in the name of the Buyer or its designee. Upon the completion of the conditions contained in Sections 6 and 7 of this Agreement, the Escrow Agent shall deliver the certificates representing the Common Shares and the Warrant to the Buyer via overnight courier and the Escrow Agent shall then wire the Purchase Price to the Company.

         2. BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                  a. INVESTMENT PURPOSE. Such Buyer is acquiring the Common Shares and Warrant (the Common Shares, Warrant and Warrant Shares may also be referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D as promulgated by the SEC under the 1933 Act ("REGULATION D").

                  c. RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire such Securities.

                  d. INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  e. NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. TRANSFER OR RESALE. Such Buyer understands that all offers and sales of the Securities prior to the expiration of the Restricted Period (defined below) shall only be made in compliance with Regulation S, pursuant to an effective registration statement in accordance with the 1933 Act covering the Securities for resale or pursuant to an exemption from registration under the 1933 Act, and all offers and sales of the Securities after the Restricted Period shall be made only pursuant to such an effective registration statement or pursuant to such exemption from registration.

                  g. LEGENDS. Such Buyer understands that the certificates or other instruments representing the Securities, until such time as the sale of the Securities has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OF AMERICA OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AS DEFINED IN REGULATION S ("REGULATION S") AS PROMULGATED UNDER THE 1933 ACT (OTHER THAN DISTRIBUTORS AS DEFINED IN REGULATION S) DURING THE RESTRICTED PERIOD (AS DEFINED IN REGULATION S) UNLESS (1) THE SECURITIES ARE REGISTERED PURSUANT TO AN EFFECTIVE

         REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR (2) THE SECURITIES ARE OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act and the Securities are being sold pursuant to a Registration Statement, (ii) in connection with a sale transaction, such holder provides the Company (and its counsel) with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or (iii) such holder provides the Company (and its counsel) with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                  h. VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. RESIDENCY. Such Buyer is a resident of that country specified in its address on SCHEDULE 1.

                  j. BROKER-DEALER. Buyer does not control, is not controlled by and is not under common control with, a broker-dealer registered pursuant to the 1934 Act.

                  k. REGULATION S REPRESENTATIONS.

                           i. The Buyer is not a "U.S. person," as that term is
defined in Regulation S (a "U.S. PERSON");

                           ii. As of the Closing Date, the Buyer is located
outside the United States of America;

                           iii. The Buyer is acquiring the Common Shares and
Warrant for its own account and not on behalf of any U.S. Person, and the Buyer has not entered into any pre-arranged sale or distribution of the Securities with a purchaser in the United States of America;

                           iv. The Buyer acknowledges that all offers and sales
of the Securities prior to the expiration of a period commencing on the Closing Date and ending one (1) year thereafter (the "RESTRICTED PERIOD") shall only be made in compliance with Regulation S, pursuant to an effective registration statement in accordance with the 1933 Act covering the Securities for resale or pursuant to an exemption from registration under the 1933 Act;

                           v. The Buyer acknowledges that, in the view of the
SEC, the statutory exemption claimed for this transaction would not be present if the offering of the Common Shares and Warrant, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

                           vi. The Buyer is not acting as an underwriter of, or
dealer in, the Securities; the Buyer is not participating, pursuant to a contractual agreement, in the distribution of the Securities.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Buyer that:

                  a. ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a controlling position of capital stock or holds a controlling position of an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results or operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

                  b. AUTHORIZATION; ENFORCEMENT; VALIDITY. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Transfer Agent Instructions (as defined in Section 5), the Warrant and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Shares and Warrant and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  c. ISSUANCE OF SECURITIES. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. Assuming the accuracy of the representations, warranties and agreements of the Company and the Buyer contained in this Agreement, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  d. NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the Company's issuance of the Common Shares and Warrant and the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION") or the Company's By-laws, as amended and as in effect on the date hereof (the "BY-LAWS") or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except where such default, termination, amendment, acceleration, cancellation, violation or conflict would not have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, or By-laws or their organizational charter or by-laws, respectively. Neither the Company or any of its Subsidiaries is in violation or any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments which would not have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, any applicable state "Blue Sky" laws or the Principal Market (as defined below), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is in compliance with the listing requirements of the Principal Market (as defined below).

                  e. SEC DOCUMENTS; FINANCIAL STATEMENTS. As of the Closing, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, knowingly contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyer with any material, nonpublic information.

                  f. ABSENCE OF CERTAIN CHANGES. Since the most recent filing by the Company with the SEC, there has been no material adverse change in the business, properties, operations, financial condition, results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law.

                  g. ABSENCE OF LITIGATION. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Company's common stock, the Common Shares or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such which would have a Material Adverse Effect.

                  h. [Reserved].

                  i. NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. To the Company's knowledge, no event, liability, development or circumstance has occurred or exists, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its common stock and which has not been publicly announced.

                  j. NO GENERAL SOLICITATION; NO DIRECTED SELLING EFFORTS. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D as promulgated by the SEC under the 1933 Act) in connection with the offer or sale of the Securities. In regard to the Offering, the Company has not conducted any "directed selling efforts" (as defined in Regulation S).

                  k. REGULATION S REPRESENTATIONS. The Company is a reporting issuer as defined by Regulation S. The Company has not offered the Securities to any person in the United States of America or to any U.S. Person or for the account or benefit of any U.S. Person.

                  l. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened.

                  m. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within one year from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others.

                  n. ENVIRONMENTAL LAWS. Except in such an event which would not result in a Material Adverse Effect, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

                  o. TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or would not result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  p. [Reserved].

                  q. REGULATORY PERMITS. Except in such an event which would not result in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  r. TAX STATUS. Except in such an event which would not result in a Material Adverse Effect, the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no current unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

                  s. TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, none of the officers, directors, or controlling shareholders of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  t. CURRENT PUBLIC INFORMATION. The Company is currently eligible to register the resale of the Common Shares and Warrant Shares on a registration statement on Form S-3 under the 1933 Act.

         4. COVENANTS.

                  a. BEST EFFORTS. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. [Omitted].

                  c. REPORTING STATUS. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which the Investors shall have sold all the Securities (the "REGISTRATION PERIOD"), the Company shall use its best efforts to file all reports required to be filed with the SEC pursuant to the 1934 Act.

                  d. BUYER'S SALE OF COMMON SHARES. From the Closing Date, through and including the date which is the later of (i) the ninetieth (90th) calendar day following the Closing Date or (ii) the thirtieth (30th) calendar day following the date (the "REGISTRATION EFFECTIVENESS DATE") on which the Registration Statement (as defined in the Registration Rights Agreement) covering for resale the Common Shares and Warrant Shares is declared effective, the Buyer shall not sell, transfer or dispose the Common Shares or Warrant Shares, nor shall the Buyer enter into any hedging transactions, short sales or options or other transaction with broker-dealers or any other third party which requires the delivery to the broker-dealer or third party of the shares to be registered under the Registration Statement which the broker may resell pursuant to the effective Registration Statement. From the date which is the later of (i) the ninety-first (91st) calendar day following the Closing Date or (ii) the thirty-first (31st) calendar day following the Registration Effectiveness Date, through and including the date which is the later of (i) the one hundred twentieth (120th) calendar day following the Closing Date or (ii) the sixtieth
(60th) calendar day following the Registration Effectiveness Date, the Buyer shall have the right to transfer, sell or dispose, in any manner whatsoever, pursuant to a Registration Statement or pursuant to an exemption from registration under the 1933 Act, fifty percent (50%) of the Common Shares purchased by the Buyer and fifty percent (50%) of the Warrant Shares underlying the Warrant purchased by the Buyer. From the date which is the later of (i) the one hundred twenty-first (121st) calendar day following the Closing Date or (ii) the sixty-first (61st) calendar day following the Registration Effectiveness Date, the Buyer shall have the right to transfer, sell or dispose, in any manner whatsoever, pursuant to a Registration Statement or pursuant to an exemption from registration under the 1933 Act, one hundred percent (100%) of the Common Shares then held by the Buyer and the Warrant Shares underlying the Warrant. Notwithstanding anything to the contrary contained herein, the restrictions set forth in this Section 4(d) shall not apply from the date which is the one hundred eightieth (180th) calendar day following the Closing Date (the "FINAL LOCK-UP DATE"), and after such Final Lock-Up Date, Buyer shall have the right to transfer, sell or dispose, in any manner whatsoever, pursuant to a Registration Statement or pursuant to an exemption from registration under the 1933 Act, one hundred percent (100%) of the Common Shares then held by the Buyer and the Warrant Shares underlying the Warrant.

                  e. RIGHT OF FIRST REFUSAL. Subject to the exceptions described below and the right of first refusal of Halifax Fund, L.P. ("HALIFAX") and Palladin Opportunity Fund, LLC ("PALLADIN") outstanding as of the Closing Date, the Company and its Subsidiaries shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("FUTURE OFFERINGS") during the period beginning on the date hereof and ending on, and including, the date which is 90 days after the Closing Date, unless (i) each of Halifax and Palladin shall have waived any and all rights of first refusal they have pursuant to the terms and conditions of that certain Purchase Agreement dated as of December 8, 2000, as amended, by and between the Company, Halifax and Palladin (the "Halifax/Palladin Purchase Agreement") and (ii) it shall have first delivered to the Buyer or a designee appointed by the Buyer written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering, including the terms and conditions thereof, and providing the Buyer an option to purchase its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering, as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitations referred to in this sentence is referred to as the "CAPITAL RAISING LIMITATIONS"). For purposes of this Section 4(e), "AGGREGATE PERCENTAGE" at any time with respect to the Buyer shall mean the percentage obtained by dividing (i) the aggregate number of the Common Shares initially issued to the Buyer by (ii) the aggregate number of the Company's restricted common stock sold to certain purchasers by the Company in connection with the Offering and the offering of Company restricted common stock to certain other investors pursuant to that other securities purchase agreement of even date herewith. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within five (5) business days after receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that the Buyer will purchase (such amount equaling the Buyer's Aggregate Percentage), and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more investors participating in this Offering, including without limitation, the other investors identified in that other securities purchase agreement of even date herewith, fail to elect to purchase such investor's Aggregate Percentage (each such investor, a "Rejecting Investor"), then the remaining investor(s) willing to purchase a number of securities in such Future Offering must either (A) additionally purchase the Rejecting Investor's Aggregate Percentage of such Future Offering or (B) forfeit such investor's right of first refusal with respect to such Future Offering (and such forfeit shall not affect the Buyer's ability or rights to exercise their right of first refusal with respect to later Future Offerings). In the event the Buyer fail to participate in the Future Offering within the periods described in this Section 4(e), the Company shall have 60 days thereafter to sell the securities of the Future Offering, upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 60 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyer in the manner provided in this Section 4(e). The Capital Raising Limitations shall not apply to (i) a loan from a commercial bank which does not have any equity feature, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, or (B) as consideration for the acquisition of a business, product, license or other assets by the Company, (iii) the issuance of common stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees or directors, (vi) the issuance of common stock to the Placement Agent (as defined in Section 11(m) below) in connection with the Placements Agent's role as placement agent in the Offering or (vii) the Company's issuance of securities pursuant to any investment or financing as a result of which the Company receives in excess of $8,000,000.00 in cash or cash equivalents. The Buyer shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

                  f. LISTING. The Company shall promptly secure the listing of all of the Registrable Securities (as that term is defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of the Company's common stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of common stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Stock Market, Nasdaq Small-Cap Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable (the "PRINCIPAL MARKET"). Neither the Company nor any of its Subsidiaries shall take any action which would be, in their good faith business judgment, reasonably expected to result in the delisting or suspension of Company common stock on the Principal Market. The Company shall promptly, and in no event later than the following business day, provide to the Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of Company common stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

                  g. RESERVATION OF SHARES; ISSUANCE OF WARRANT SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Company common stock needed to provide for the issuance of the shares of Company common stock upon exercise of all outstanding Warrants. The issuance of the Warrant Shares shall be duly authorized, and when issued in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof.

                  h. BUSINESS COMBINATION; TRANSFER AGENT. Unless and until the Common Shares have been registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) or the Buyer has provided their prior written consent, the Company shall not (i) enter into any merger, sale of all or substantially all of the Company's assets or other business combination or other corporate reorganization in which the Company is not the surviving entity after such transaction(s) or (ii) select, appoint or enter into any arrangement or agreement with a party other than Interwest Transfer Company, Inc. (the "TRANSFER AGENT") to serve as transfer agent for the Company.

                  i. LIMITATION ON FILING REGISTRATION STATEMENTS. The Company shall not file a registration statement (other than (a) the Registration Statement (as defined in the Registration Rights Agreement) or (b) a registration statement on Form S-8 or (c) a registration statement registering Company common stock issued to a person or entity directly in connection with a strategic joint venture transaction or (d) a registration statement registering currently outstanding stock options, rights, warrant or shares issued to officers, directors, employees or consultants or (e) a registration statement filed pursuant to the Halifax/Palladin Purchase Agreement, or (f) a registration statement filed pursuant to the exercise by Halifax or Palladin of the rights of first refusal granted them pursuant to the Halifax/Palladin Purchase Agreement or (g) a registration statement covering shares set forth on Schedule 3(v) of the Registration Rights Agreement, or (h) a registration statement registering shares issued or issuable pursuant to an Exempt Issuance ) covering the sale or resale of shares of Company common stock with the SEC during the period beginning on the date hereof and ending on the date which is 30 days after the Registration Statement has been declared effective by the SEC.

                  j. FILING OF FORM 8-K AND PRESS RELEASE. On or before the fifth (5th) business day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act. On or before the second (2nd) business day following the Closing Date, the Company shall issue a press release (previously approved by the Buyer) describing the terms of the transactions contemplated by the Transaction Documents.

                  k. CORPORATE EXISTENCE AND TAXES. Until all of the Common Shares and Warrant Shares have been registered pursuant to an effective Registration Statement, the Company shall maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, has common stock listed for trading on the Principal Market and shall pay all its taxes when due except for taxes which the Company disputes).

         5. TRANSFER AGENT INSTRUCTIONS.

         The Company shall issue irrevocable instructions to the Transfer Agent substantially in the form of EXHIBIT B hereto (the "TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Common Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this
Section 5, and stop transfer instructions to give effect to Section 2(f) hereof will be given by the Company to its Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company (and its counsel) with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company (and its counsel) with reasonable assurances that the Securities can be sold pursuant to Rule 144 promulgated under the 1933 Act ("RULE 144")without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, promptly instruct its Transfer Agent to issue one or more certificates in such name and in such denominations as specified by the Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Common Shares and Warrant to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

                  a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company for the transactions contemplated by this Agreement;

                  b. Such Buyer shall have delivered to the Escrow Agent the Purchase Price for the Common Shares and Warrant being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company or the Escrow Agent;

                  c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date;

                  d. Such Buyer shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Escrow Agent or its counsel may reasonably request; and

                  e. [Omitted].

                  f. The Company and the Placement Agent shall have entered into the placement agent agreement.

         7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

         The obligation of the Buyer hereunder to purchase the Common Shares and Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  a. The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;

                  b. The Company's common stock shall be authorized for quotation on the Principal Market and trading in Company common stock shall not have been suspended by the SEC or the Principal Market;

                  c. The representations and warranties of the Company shall be true and correct, in all material respects, as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied, in all material respects, with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

                  d. The Company shall have delivered to the Buyer the opinion of the Company's counsel dated as of the Closing Date, substantially in the form of EXHIBIT C attached hereto;

                  e. The Company shall have executed and delivered to the Buyer the Warrant and the certificates representing Common Shares (in such denominations as the Buyer shall request) for the Common Shares being purchased by the Buyer at the Closing;

                  f. The Transfer Agent Instructions, in the form of EXHIBIT B attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent and a copy of the executed Transfer Agent Instructions shall have been delivered to the Escrow Agent;

                  g. The Company shall have made all filings, other than those
(i) contemplated by the Registration Rights Agreement, (ii) the filings with the Principal Market to secure listing of the Common Shares and Warrant Shares and
(iii) the filings required by Section 4(j) above, under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws;

                  h. The Company shall have delivered to the Escrow Agent such other documents relating to the transactions contemplated by this Agreement as the Escrow Agent or its counsel may reasonably request;

                  i. [Omitted].

                  j. Subject to Section 11(l) below, at the Closing, the Company shall reimburse the Buyer for the Buyer's attorneys' fees and expenses (in an amount not to exceed $20,000.00), by allowing the Buyer to deduct such fees and expenses from the Purchase Price, incurred by the Buyer concerning the due diligence review of the contemplated transactions and the Company, and the negotiation and preparation of the Transaction Documents and the consummation of the transactions contemplated thereby;

                  k. The Company and the Placement Agent shall have entered into the placement agent agreement; and

                  l. As of the Closing Date, the Company shall have reserved out of its authorized and unissued common stock, solely for the purpose of effecting the exercise of the Warrants, no less than 100% of the number of shares of Company common stock needed to provide for the issuance of the shares of Company common stock upon exercise of all outstanding Warrants.

         8. INDEMNIFICATION.

                  a. INDEMNIFICATION BY COMPANY. In consideration of the Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of their stockholders, partners, officers, directors, employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by the Buyer Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(c) any cause of
action, suit or claim brought or made against the Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

                  b. INDEMNIFICATION BY BUYER. In consideration of the Company's execution and delivery of the Transaction Documents and the Company's performance of the transactions contemplated thereunder, the Buyer shall severally and not jointly defend, protect, indemnify and hold harmless the Company, its officers and directors (collectively, the "COMPANY INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith and including reasonable attorneys' fees and disbursements (the "COMPANY INDEMNIFIED LIABILITIES"), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any material representation or breach of any representation or warranty made by the Buyer in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (b) any material breach of any covenant, agreement or obligation of the Buyer contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that the Buyer shall not be jointly liable for the indemnification obligations of any other Buyer or investor and the Buyer subject to an indemnification obligation shall be liable under this Section 8(b) for only that amount of Company Indemnified Liabilities as does not exceed the net proceeds to the Buyer as a result of the sale of Common Shares held by the Buyer. To the extent that the foregoing undertaking by a Buyer may be unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law; provided, however, that the Buyer shall not be jointly liable for the indemnification obligations of any other Buyer or investor and the Buyer subject to an indemnification obligation shall be liable under this Section 8(b) for only that amount of Company Indemnified Liabilities as does not exceed the net proceeds to the Buyer as a result of the sale of Common Shares held by the Buyer.

                  9. ANTI-DILUTION ADJUSTMENTS. Prior to the registration of the Common Shares and Warrant Shares pursuant to an effective Registration Statement (as described in the Registration Rights Agreement), if the Company shall, at any time or from time to time, issue Company common stock or instruments convertible or exercisable into Company common stock (other than Company common stock issued or issuable pursuant to an employee stock option incentive plan or Company common stock issued or issuable in connection with a merger or other business combination or reorganization of the Company or Company common stock issuable in a firm commitment, underwritten public offering or Company common stock issuable upon the exercise or conversion of the Company's options, warrants or other convertible securities currently outstanding (including those outstanding convertible instruments which are to be issued upon exercise of a Company put) as of the date hereof or Company common stock issuable upon the consummation of a transaction with or an investment by the entity disclosed by the Company to the Buyer in writing prior to or at the Closing or securities issued by the Company pursuant to a strategic joint venture transaction (each, an "EXEMPT ISSUANCE")) at a price per common stock share, a conversion price per common stock share or an exercise price per common stock share less than $2.053 per common stock share (such lesser price shall be deemed the "DIFFERENTIAL PRICE"), then the Company shall issue additional shares of Company Common Stock to the Buyer equal to the Share Differential Amount. The "SHARE DIFFERENTIAL AMOUNT" shall equal the sum of (i) the amount determined by dividing the Differential Price into the Buyer's aggregate Purchase Price, less (ii) the number of Common Shares purchased by the Buyer at the Closing. Any such additional shares of common stock after issuance shall be deemed to be Common Shares for purposes of this Agreement and shall have the registration rights set forth in the Registration Rights Agreement.

         10. RESET PROVISION. In the event that on the earlier of (a) the effective date of the registration of the Common Shares and Warrant Shares pursuant to the Registration Statement or (b) the first (1st) annual anniversary of the Closing Date (either date, the "RESET DATE"), the average of the closing bid prices for the Company's Common Stock as quoted on the Principal Market for the twenty (20) trading days immediately preceding the Reset Date is less than $2.053 per share, then the Company shall immediately issue additional shares of Company Common Stock to the Buyer equal to the Reset Share Amount. The "RESET SHARE AMOUNT" shall equal the sum of (1) the amount determined by dividing the Reset Price (defined below) into the Buyer's Purchase Price, less (2) the number of Common Shares purchased by the Buyer from the Company on the Closing Date. Any such additional shares of Company Common Stock issued to the Buyer pursuant to this Section 10 shall be deemed to be Common Shares for purposes of this Agreement and shall have the registration rights set forth in the Registration Rights Agreement. For purposes of this Section 10, "RESET PRICE" means the greater of (i) the product derived by multiplying (A) eighty-five percent (85%) by (B) the average of the closing bid prices for the Company's Common Stock as quoted on the Principal Market for the twenty (20) trading days immediately preceding the Reset Date or (ii) $1.0265 per share; provided, however, that in no event shall the Reset Price be greater than $2.053 per share.

         11. GOVERNING LAW; MISCELLANEOUS.

                  a. GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Florida shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida.

                  b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

                  f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Visual Data Corporation
                  1291 S.W. 29th Avenue
                  Pompano Beach, Florida 33069
                  Telephone:        954/917-6655
                  Facsimile:        954/917-6660
                  Attention:        Randy S. Selman

         With a copy to:

                  Atlas, Pearlman P.A.
                  350 E. Las Olas Blvd., Suite 1700
                  Ft. Lauderdale, Florida 33301
                  Telephone:         (954) 766-7816
                  Facsimile:         (954) 766-7800
                  Attention:         Joel D. Mayersohn, Esq.

         If to the Transfer Agent:

                  Interwest Transfer Company, Inc.
                  1981 E. Murray Holladay Road, Ste. 100
                  Salt Lake City, Utah 84112
                  Telephone:        801/272-9294
                  Facsimile:        801-277-3147
                  Attention:        Melinda Orth

If to a Buyer, to it at the address and facsimile number set forth on SCHEDULE 1 with copies to the Buyer's representatives as set forth on SCHEDULE 1, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the

Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

                  h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. SURVIVAL. Unless this Agreement is terminated under Section 11(l), the agreements and covenants set forth in Sections 4, 5 and 11, the indemnification provisions set forth in Section 8 and the anti-dilution adjustments and provisions set forth in Section 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. [Reserved].

                  k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. TERMINATION. In the event that the Closing shall not have occurred with respect to the Buyer on or before three (3) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 11(l), the Company shall remain obligated to reimburse the nonbreaching Buyer for the expenses described in Section 4(g) above.

                  m. PLACEMENT AGENT. The Company acknowledges that it has engaged Montauk Financial, Inc. as placement agent (the "PLACEMENT AGENT") in connection with the sale of the Common Shares and Warrant, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

                  n. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  o. REMEDIES. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


COMPANY:                                BUYER:

VISUAL DATA CORPORATION                 PROTIUS OVERSEAS LIMITED




By:                                     By:
   --------------------------------         ------------------------------------
Name:                                   Name:
     ------------------------------           ----------------------------------
Title:                                  Title:
      -----------------------------           ----------------------------------